 Exhibit 99.8(h)(ii)

SECOND AMENDMENT TO
PARTICIPATION AGREEMENT

This Second Amendment to Participation Agreement (“Amendment”) is entered into by and among Legg Mason Investor Services, LLC, (the “Distributor”), Legg Mason Partners Variable Equity Trust (the “Fund”), Legg Mason Partners Fund Advisor, LLC (the “Advisor”) and Protective Life Insurance Company (the “Company”), collectively (the “Parties”).

WHEREAS, the Parties entered into a Participation Agreement dated November 1, 2009, as amended (the “Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Agreement;

WHEREAS, the Parties desire to amend the Agreement;

NOW, THEREFORE, in consideration of these premises and the terms and conditions set forth herein, the Parties agree as follows:

1.            Schedule B of this Amendment, attached hereto, supersedes and replaces in its entirety the Schedule B of the Agreement.

2.            Other Terms. Other than the foregoing, all other terms and conditions of the Agreement shall remain unchanged and in full force and effect and are ratified and confirmed in all respects by the Parties to this Amendment.

For the purpose of referring to this Amendment, the date of this Amendment shall be the date of acceptance by Legg Mason Investor Services, LLC.

Legg Mason Investor Services, LLC		Protective Life Insurance Company

By:	/s/ Michael P. Mattera	By:	/s/ Wade Harrison
Name:	Michael P. Mattera	Name:	Wade Harrison
Title:	Managing Director	Title:	SVP Chief Product Actuary
Date:	9/10/2019	Date:	8/27/2019

Legg Mason Partners Variable Equity Trust		Legg Mason Partners Fund Advisor, LLC

By:	/s/ Jane Trust	By:	/s/ Jane Trust
Name:	Jane Trust	Name:	Jane Trust
Title:	President & CEO – Mutual Fund Boards	Title:	President & CEO – Mutual Fund Boards
Date:	9/10/2019	Date:	9/10/2019

SCHEDULE B

PORTFOLIOS AVAILABLE UNDER THE CONTRACTS

All Funds shall pay 12b-1 fees in the amount as stated in each Fund’s then current prospectus.

Fund Trust Name	Portfolio Fund Name	Class	CUSIP
Legg Mason Partners Variable Equity Trust	ClearBridge Variable Mid Cap Portfolio	II	52467X856
Legg Mason Partners Variable Equity Trust	ClearBridge Variable Small Cap Growth Portfolio	I	52467M843
Legg Mason Partners Variable Equity Trust	ClearBridge Variable Small Cap Growth Portfolio	II	52467M819
Legg Mason Partners Variable Equity Trust	QS Legg Mason Dynamic Multi-Strategy VIT Portfolio	I	52467M793
Legg Mason Partners Variable Equity Trust	QS Legg Mason Dynamic Multi-Strategy VIT Portfolio	II	52467M785